EXHIBIT 99.1

Molecular Templates Announces the Appointment of Dr. Maurizio Voi to the Role of Chief Medical Officer

AUSTIN, Texas, Sept. 28, 2023 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company developing novel therapeutics for oncology with potent differentiated mechanisms of action, today announced the appointment of Dr. Maurizio Voi to the role of Chief Medical Officer. Dr. Voi possesses more than 35 years of wide-ranging drug development experience. Dr. Voi will begin his new role on October 2, 2023.

Dr. Voi joins MTEM from Novartis, where he served as Vice President, Global Program Head, for the PD-1 antibody Tislelizumab since April 2021. He was previously Global Program Head, Melanoma, at Novartis, a position he held since June 2017, and Vice President Global Clinical Program Head from August 2013 until June 2017 responsible for the clinical development of Kisqali®, Afinitor® and Votrient®, as well as other novel immuno-therapy compounds. Previous to Novartis, Dr. Voi was Chief Medical and Development Officer at Curis, where he was responsible for all Research & Development activities ranging from early drug discovery, to IND filings, to the development of clinical stage assets in oncology. Prior to Curis, Dr. Voi held strategic global roles in oncology drug development at Pfizer, Bristol Myers Squibb and Eli Lilly. He has published close to 40 articles in peer-reviewed journals, primarily in the areas of early-stage drug development and the treatment of solid tumors. Dr. Voi received his M.D. in 1985 from the University of Padua, School of Medicine in Italy.

“We are extremely excited for Dr. Voi to join Molecular Templates. His extensive experience in oncology drug development, particularly as it relates to immuno-oncology, will be important to the company as we transition our wholly-differentiated pipeline from early to mid- and late-stage development,” said Eric Poma, PhD., Chief Executive and Chief Scientific Officer of Molecular Templates.

“I am delighted to join Molecular Templates. There is still large unmet medical need in patients living with cancer, despite the major progress made with immuno-oncology. I look forward to this opportunity to exploit the full potential of these promising assets in the clinic,” said Dr. Maurizio Voi.

About Molecular Templates

Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release, including, but not limited to those regarding strategy, inflection points, future operations, the Company’s ability to execute on its objectives, prospects, plans, future execution of corporate goals, and the skills and experiences of the newly appointed officer of Molecular Templates and expectations with respect to his future contributions to the Company and statements, evaluations and judgements regarding the Company’s pipeline, future clinical development of the Company’s product candidates, including any implication that results or observations in earlier clinical trials will be representative of results or observations in later clinical trials and the expected timing of such results and any potential benefits or promise of product candidates. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements due to various factors including, but not limited to the following factors: the continued availability of financing on commercially reasonable terms, whether the Company’s cash resources will be sufficient to fund its continuing operations; the results of the Company’s ongoing clinical, its ability to effectively operate Molecular Templates and retain key employees, the ability of the Company to maintain the continued listing of its common stock on Nasdaq, and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and any subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:

Grace Kim

Grace.kim@mtem.com